UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Novatel Wireless, Inc.

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Filing by: Novatel Wireless, Inc.

Subject Company: Novatel Wireless, Inc.

SEC File No. of Novatel Wireless, Inc.: 000-31659

This Schedule 14A filing consists of a press release relating to a proposed transaction between Novatel Wireless, Inc., a Delaware corporation (the “Company”), and DigiCore Holdings Limited, a company incorporated under the company laws of the Republic of South Africa (“DigiCore”).

The press release was issued on June 18, 2015.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company will file documents with the SEC, including a definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. Investors and security holders are urged to read these documents when they become available because they will contain important information about the Company, DigiCore and the proposed transaction. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by directing a request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Stockholder Services.

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement when it is filed with the SEC. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 10, 2015 and the definitive proxy statement relating to its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Stockholder Services at the Company as described above.

Novatel Wireless and DigiCore to Combine and Create a Global

Full-Stack Telematics Leader

DigiCore acquisition accelerates corporate vision to deliver leading end-to-end solutions, services and support to this high-growth vertical segment of the Internet of Things

Acquisition will add 325,000 Ctrack subscribers to a growing SaaS base

Combined companies will significantly increase Novatel Wireless’ global footprint, with DigiCore presence in 54 countries spanning six continents

DigiCore expected to contribute substantial revenue and EBITDA to Novatel Wireless immediately upon anticipated closing in the fourth quarter of 2015

SAN DIEGO, CA and JOHANNESBURG, SOUTH AFRICA—June 18, 2015—Novatel Wireless (NASDAQ: MIFI) (the “Company”), a leading provider of solutions for the Internet of Things (IoT) and inventor of MiFi® technology, today announced it has signed a definitive agreement to acquire 100% of the issued share capital of DigiCore Holdings Limited (JSE: DGC), a leading provider of advanced machine-to-machine (M2M) communication and telematics solutions, for 4.40 South African Rand per share, for an aggregate purchase price of approximately USD $87 million based on current exchange rates. Irrevocable undertakings have been signed by holders of 58% of DigiCore’s outstanding shares to vote in favor of the transaction.

Novatel Wireless has worked closely with DigiCore since 2013 to jointly commercialize a comprehensive end-to-end global service Software-as-a-Service (SaaS) platform. The acquisition will unify Novatel Wireless’ best-in-class hardware with Ctrack™, a best-in-class global telematics SaaS offering for the Fleet Management, User-Based Insurance, and Asset Tracking and Monitoring markets. This, combined with the professional services offered by Novatel Wireless’ recently acquired Feeney Wireless (“FW”), delivers the market’s first full-stack solution for the global transportation industry.

“This combination is the result of a long-standing partnership between the two companies,” said Alex Mashinsky, CEO of Novatel Wireless. “As a result of this relationship, we’ve already gone through an arduous process of integrating Novatel Wireless hardware into DigiCore’s SaaS platform to create the industry’s most complete IoT stack. These efforts are now bearing fruits as our successful joint venture has validated that the market demands a true end-to-end solution, comprised of a comprehensive hardware portfolio, platform and cloud services, and integration and support.”

“This acquisition will allow Novatel Wireless to continue to accelerate towards the number one position in the Internet of Things through organic growth, strategic acquisitions, and increasing quarterly SaaS activations” Mashinsky continued. “None of our competitors can match the combination of hardware expertise that Novatel Wireless has accumulated and the platform depth and analytics capabilities that DigiCore has developed on a global scale.”

As a result of the acquisition, it is anticipated that approximately 980 DigiCore employees globally will join Novatel Wireless.

Becoming a Global Telematics Leader

The combined company will be uniquely positioned to create a foundation for developing and marketing comprehensive solutions for the commercial telematics industry. The collective vision is to simplify the delivery of telematics solutions from device deployment to big data collection, analytics, and reporting.

Specifically, the combination of DigiCore with Novatel Wireless and FW is expected to create value in several ways:

Leverages DigiCore, FW, and Novatel Wireless to provide turnkey global solutions. The combination is expected to quickly push Novatel Wireless into a leading position with over 5000 estimated global corporate customers. Together, DigiCore’s Ctrack offering, FW’s professional services and Novatel Wireless’s hardware devices deliver best in class solutions in 54 countries across North and South America, Africa, Asia-Pacific and Europe.

Aligns with strategy to increase mix of higher margin commercial business. The transaction is expected to shift Novatel Wireless’ revenue base considerably. During its 2014 fiscal year, DigiCore’s gross margin exceeded 65% and recurring revenues accounted for greater than 65% of total revenues, as reported by DigiCore pursuant to International Financial Reporting Standards (IFRS).

Builds on the vision to add recurring revenue via a growing subscriber base. With DigiCore’s proven platform, an estimated 325,000 telematics-focused subscribers are expected to be added to the Company’s base of SaaS subscribers that were acquired from FW.

Combination builds on execution of corporate vision to be the leading provider of simplified Internet of Things solutions. With the completion of this acquisition, the Company expects to continue to diversify its business model with hardware, SaaS, managed services, airtime, and professional services across verticals in Telemetry, Control and Automation, and now Telematics with DigiCore.

Highly complementary portfolios and geographies. The combination is expected to enable the companies to further develop new markets in Latin America and Asia-Pacific. Together they intend to provide the best of mobile broadband, telematics hardware, cloud services, managed services, analytics as well as airtime and logistics.

Each company’s Board of Directors has approved the proposed transaction, which is expected to close later this year. The transaction is subject to approval by the shareholders of DigiCore, receipt of regulatory approvals, and other customary closing conditions. In addition, the stockholders of Novatel Wireless will be asked to approve the use of proceeds from its recent offering to fund the acquisition.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the Company’s planned acquisition of DigiCore, conditions precedent to consummating such acquisition, anticipated or expected benefits and synergies from the acquisition, DigiCore’s expected future financial results and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, the consummation of the proposed acquisition is subject to a number of closing conditions and the failure to satisfy any one of these conditions could result in the transaction not closing, in which case none of the expected future benefits of the transaction would occur. Other risks and uncertainties that could affect the forward-looking statements set forth in this press release include: failure of the shareholders of DigiCore to approve the proposed acquisition transaction; failure of the stockholders of Novatel Wireless to approve the use of proceeds from its recent offering to fund the acquisition; failure to obtain required regulatory approvals, including clearances from applicable anti-competition authorities; the challenges and costs of closing, integrating, restructuring, and achieving any anticipated synergies or benefits from the proposed transaction; the distraction of management or other diversion of valuable resources within each company caused by the proposed transaction; the ability to retain key employees, customers, and suppliers during the pendency of the proposed transaction and afterward; the negative affect that the announcement of the transaction may have on anticipated sales to existing customers of Novatel Wireless that compete or propose to compete with DigiCore; and factors generally affecting the business, operations, and financial condition of either Novatel Wireless or DigiCore, including the information contained in Novatel Wireless’ Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC and risks described in any regulatory filings made by DigiCore with securities regulators in South Africa.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company will file documents with the SEC, including a definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. Investors and security holders are urged to read these documents when they become available because they will contain important information about the Company, DigiCore and the proposed transaction. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by directing a request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Stockholder Services.

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement when it is filed with the SEC. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 10, 2015 and the definitive proxy statement relating to its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Stockholder Services at the Company as described above.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. (Nasdaq: MIFI) is a leader in the design and development of M2M wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SaaS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, USB modems, Expedite® and Enabler embedded modules, Mobile Tracking Solutions and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. For more information please visit www.novatelwireless.com. @MIFI

(C) 2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo and MiFi are trademarks or registered trademarks of Novatel Wireless, Inc.

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Contacts

Investor Relations

Michael Sklansky

msklansky@nvtl.com

646-270-5855

Editorial

Anette Gaven

agaven@nvtl.com

619-993-3058

Source: Novatel Wireless, Inc.

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